Exhibit 10.178

THIRD AMENDMENT TO
ERIE INSURANCE GROUP
RETIREMENT PLAN FOR EMPLOYEES
(As Amended and Restated Effective December 31, 2014)

WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Insurance Group Retirement Plan for Employees (the “Plan”) under an amendment and restatement effective December 31, 2014;

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company wishes to amend the Plan effective January 1, 2017 to clarify the Plan’s treatment of retired participants reemployed by the Company or other employer.

NOW, THEREFORE, the Company hereby amends the Plan by amending and restating Section 7.4 in its entirety to read as follows, effective January 1, 2017:

7.4    Reemployment of a Retired Participant
The pension payable to any Participant receiving retirement benefits or deferred vested pension benefits shall cease and be permanently withheld if and when such Participant is reemployed by an Employer; provided, however, that no pension shall be withheld by the Plan pursuant to this Section 7.4 if such reemployed Participant has been employed in a classification which is not covered under the Plan or if such reemployed Participant has been employed in a classification that is a part-time position that has an agreed-upon end date of six months or less. Notwithstanding the preceding sentence, no payment shall be withheld by the Plan pursuant to this Section 7.4 unless the Plan notifies the reemployed Participant that his benefits are suspended by personal delivery or first class mail before or during the first calendar month in which the Plan withholds payments. Such notification shall contain a description of the specific reasons why benefit payments are being suspended, a general description of the Plan provisions relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations. In addition, the suspension notification shall inform the reemployed Participant of the Company’s procedure for affording a review of the suspension of benefits.

The retirement benefit or deferred vested pension of a reemployed Participant whose pension has been suspended pursuant to this Section 7.4 shall resume with the month following the Participant’s subsequent retirement or termination of employment. Any retirement benefit or deferred vested pension payable upon such subsequent retirement or termination shall be determined as provided in Article VI on the basis of the Participant’s Credited Service, Final Average Earnings and Social Security Covered Compensation at the time of his subsequent retirement or termination; provided, however, that such retirement benefit or deferred vested pension shall be reduced by the actuarial equivalent of the retirement or deferred vested pension benefits, if any, that the Participant received prior to the suspension of payment as provided hereunder.

The retirement benefit or deferred vested pension of a reemployed Participant whose pension has not been suspended pursuant to this Section 7.4 shall be recalculated following the Participant’s subsequent retirement or termination of employment. Such recalculated retirement benefit or deferred vested pension shall be determined as provided in Article VI on the basis of the Participant’s Credited Service, Final Average Earnings and Social Security Covered Compensation at the time of his subsequent retirement or termination; provided, however, that such retirement benefit or deferred vested pension shall be reduced by the actuarial equivalent of the retirement or deferred vested pension benefits that the Participant received through the effective date of such recalculation.

Notwithstanding the foregoing, in no event shall a retirement benefit or deferred vested pension payable to or on behalf of a reemployed Participant under this Section 7.4 following the Participant’s subsequent retirement or termination be less than that retirement benefit or deferred vested pension payable to the Participant prior to his reemployment. In the determination of the Final Average Earnings of a Participant who is reemployed and who again becomes an active Participant, the thirty-six month period to be considered shall be the number of months in such period of reemployment prior to his subsequent date of retirement or termination, plus such number of months immediately prior to his earlier retirement or termination as shall total thirty-six months.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 22nd day of December, 2016.

ERIE INDEMNITY COMPANY

ATTEST:

/s/ Patrick Simpson                By: /s/ Gregory J. Gutting

Title: Executive Vice President and CFO

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